UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 13, 2015

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53404	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2015, the board of directors of Bio-Path Holdings, Inc. (the “Company”) approved a new form indemnification agreement (the “Indemnification Agreement”) to be entered into between the Company and each of its directors and executive officers. The Company also entered into an Indemnification Agreement as of April 13, 2015 with each of the Company’s directors and executive officers (the “Indemnitees”). The Indemnification Agreement was approved in connection with the reincorporation of the Company from the State of Utah to the State of Delaware on December 31, 2014 (the “Reincorporation”) and supersedes any indemnification agreements previously entered into by the Company and the Indemnitees prior to the Reincorporation. The Indemnification Agreement provides rights and benefits substantially similar to those set forth in such indemnification agreements previously entered into by the Company and the Indemnitees prior to the Reincorporation.

The Indemnification Agreement provides, among other things, that the Company will indemnify each Indemnitee to the fullest extent permitted by law, subject to certain conditions, against all expenses and certain other amounts actually and reasonably incurred by the Indemnitee in connection with proceedings in which the Indemnitee is involved, or is threatened to become involved, by reason of the fact that the Indemnitee is or was a director or officer of the Company, by reason of any action or inaction on the part of the Indemnitee, or by reason of the fact that the Indemnitee is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other enterprise. The Indemnification Agreement also requires the Company, under certain circumstances, to advance expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any such proceedings. The rights of the Indemnitees under the Indemnification Agreement are not exclusive and are in addition to any rights granted to the Indemnitees under applicable law and the Company’s certificate of incorporation and bylaws.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: April 16, 2015	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Indemnification Agreement